EMPLOYMENT AGREEMENT


THIS AGREEMENT is made effective this 24th day of April, 2000 ("Effective Date"), by and between FutureOne, Inc., a Nevada corporation (hereinafter called "Company") and John Stephen Kelly (hereinafter called "Employee") shall be effective as of April 24, 2000.

RECITALS:

WHEREAS, the Company, located in Phoenix, Arizona desires to enter into an employment relationship with Employee pursuant to the terms and conditions set forth herein; and

WHEREAS, Employee is willing to accept such employment with the Company, pursuant to the terms and conditions set forth in this Agreement; and

NOW THEREFORE, the Parties hereto, in consideration of the mutual covenants and promises hereinafter contained, do hereby agree as follows:

TERMS

1. EMPLOYMENT DUTIES. The Company hereby employs Employee as Vice President and General Counsel to perform the duties as the vice president and general counsel for the Company and to perform such other duties as are assigned to him from time to time by the President of the Company.

2. PERFORMANCE. Employee agrees to devote reasonable time and effort necessary to perform the duties described in Section 1 above in a manner satisfactory to the Company and to perform such other duties as are assigned to him from time to time by the President of the Company.

3. TERM. Except as provided in Section 7 below, the term of this Contract shall be three (3) years from the effective date hereof. This Agreement shall automatically renew for periods of one year, unless earlier terminated in accordance with the provisions of Section 7 below or either party gives written notice, at least thirty days (30) prior to the automatic renewal date, of their intention not to renew this Agreement.

4. COMPENSATION. In consideration for the services to be rendered by Employee in his capacity hereunder, Employee shall be compensated as follows:

An annual salary of One Hundred Thousand & 00/100 Dollars ($100,000), which shall be payable in equal installments based on the Company's normal pay periods.

Employee shall also be issued stock options for Thirty Thousand (30,000) shares of common stock of FutureOne at $1 to vest equally over three years and expiring in 10 years as additional consideration that may be earned under this Agreement. Unless the stock is registered beforehand in accordance with applicable law, such stock when issued will be "Restricted" as that term is defined under the Securities Act of 1933 as amended and shall be earned and vest only under the following terms and schedule:

Period                                                       Percent Exercisable
------                                                       -------------------
Before the first anniversary of Grant Date                              0%

On or after the first anniversary of the Grant Date
And before the second anniversary of the Grant Date                33 1/3%

On or after the second anniversary of the Grant Date
And before the third anniversary of the Grant Date                 66 2/3%

On or after the third anniversary of the Grant Date                   100%

If Employee is not employed by the Company for any reason on any of the above dates and this Agreement has been terminated under any provision of Section 7 of this Agreement before any of the above dates (except for the change in ownership or management control provisions of Section 7(d)) then the Employee shall not be entitled to any of the remaining Options, that have not been earned and vested according to the above schedule and FutureOne shall cancel such options on the books of the corporation.

Employee shall be eligible to receive a management bonus as defined below.

A Management Bonus upon the Company obtaining funds in an equity or debt offering in the minimum amount of $2,500,000 ("Minimum Funding"). The Management Bonus shall be either $10,000 cash or 10,000 shares of restricted common stock, or any combination thereof, with employee having the sole discretion to choose the form of payment by giving the Company written notice within ten (10) days of the offering funds being received by the Company.

Employee's salary may be adjusted by mutual consent of the parties at any time during the term of this contract or any subsequent extension hereof. In addition, the Company may provide other employment benefits as per Section 5 below. Employee's salary will be reviewed for possible increases, by the compensation committee and the Board of Directors of the Company within six months of the date of this Agreement.

5. EMPLOYEE BENEFITS. The Company, at its sole discretion, may provide certain group benefits to all full time executive employees and agrees that Employee will be covered by any such plans adopted by FutureOne while he is a full time employee and Employee hereby agrees to submit to any medical or other examination and to execute and deliver any application or other instrument in writing, reasonably necessary to effectuate such plans and benefits.

The Company also agrees it will that it will pay or reimburse Employee for his annual bar dues and his reasonable expenses to attend legal continuing legal education programs which are required on a yearly basis in order for Employee to maintain his license to practice law.

6. EXPENSES. The Company will reimburse the employee for all reasonable and necessary business expenses, which are approved in advance by the Company.

7. TERMINATION. Employment under this Agreement may be terminated as follows:

     (a) DEATH/EXPIRATION OF THIS AGREEMENT WITHOUT RENEWAL. Upon Employee's death or upon the expiration of the term of this Agreement. The Company shall be obligated, in either event, to pay Employee his earned salary, a prorated bonus and benefits actually due Employee up to the actual date of death or expiration of the Agreement.

     (b) TOTAL DISABILITY. For any "total disability". For the purpose of this Agreement, the term "total disability" means Employee's inability, because of serious physical and/or mental injury, illness or impairment, certified by a licensed medical doctor and by whatever supporting documents are reasonably requested by the Company, to perform his assigned duties for more than thirty
(30) consecutive days. The Company shall be obligated, in that event, to pay Employee his earned salary, a prorated bonus and benefits actually due up to the date of disability.

     (c) EMPLOYEE NOTICE. For any reason whatsoever at the discretion of Employee, upon fifteen (15) days prior written notice to Company. The Company in such event shall only be obligated to pay Employee the salary and benefits due Employee earned up to the actual date of termination. Upon receipt of such notice from Employee, the Company, in its sole discretion, may elect to terminate this Agreement immediately without regard to Employee's prior written notice, but shall pay Employee his earned salary, a prorated bonus and benefits actually due Employee up to such date of termination as hereby invoked by the Company.

     (d) WITHOUT CAUSE. Company may terminate Employee's employment under this Agreement without cause and for any reason whatsoever upon fifteen (15) days prior written notice to Employee. In such event, Employee shall be entitled to be paid his normal compensation earned and benefits due Employee earned up to the actual date of termination.

Provided however, if there is a substantial change in ownership or management control of the Company and Employee is thereafter terminated without cause within 180 days of such change in ownership or management control, Employee shall be paid the following, in addition to his normal compensation earned and the benefits due Employee earned up to the actual date of termination: (i) an additional severance amount equal to six months salary, based on Employee's salary at the time of termination; and (ii) the Management Bonus as per Section 4 of this Agreement, for any such equity or debt funding in the Minimum Funding amount received by the Company within twelve (12) months of termination; and
(iii) all stock options granted under this Agreement and any stock option grants made to Employee in the future shall be considered immediately earned and vested and shall remain in full force and effect under their contractual terms and shall not be subject to cancellation under any termination of employment clauses in such stock option agreements.

     (e) WITH CAUSE. Employee's employment may be terminated for cause at any time upon five (5) days written notice. For the purpose of this Agreement "for cause" is defined to include, but not be limited to the following: (i) willful, malicious and grossly negligent acts by Employee having the effect or causing significant harm to the business interests of the Company; (ii) the failure of Employee to devote reasonable time, energies and efforts to the performance of his duties; (iii) the conviction of Employee of any felony crime involving an act of moral turpitude; (iv) the violation of any specific written direction of the Board of Directors relating to services to be rendered by him or the scope of his duties as contemplated by this Agreement; (v) the commission by Employee of any other material breach of this Agreement, and to the extent that this act is curable, Employee has not cured it within five (5) business days following receipt of notice of said material breach. Any notice to Employee shall specify the facts and circumstances claimed to provide the basis for such termination. In the event of termination of this Agreement under this section, the Company shall only be obligated to pay Employee his compensation, and benefits earned or due up to the actual date of termination.

     (f) DEFAULT. Employee shall have the option to immediately terminate this Agreement if the Company fails to comply with the terms and conditions of this Agreement; provided that such default or breach of this Agreement is not caused, directly or indirectly, by Employee in his managerial and fiduciary capacity under this Agreement, whereby Employee's intentional or unintentional acts have caused the Company, through lack of work or excess expenditures, to be unable to meet its financial obligations under this Agreement. Upon failure of the Company to meet any of its obligations due Employee under this Agreement or there is any other material breach of this Agreement, and to the extent that it is curable, Employee shall give written notice to the Company and shall specify the facts and circumstances claimed to be as breach of this Agreement. The Company shall have five (5) business days following receipt of such written notice of said material breach to cure such breach. If said breach is not cured by the Company within such time period than it shall be deemed as if the Company has terminated this Agreement "Without Cause" and Employee shall be entitled to all amounts due hereunder as if the Agreement had not been terminated.

8. AGREEMENT NOT TO COMPETE. Employee hereby agrees and stipulates that he shall not compete, in business engaged in by the Company, the Company's subsidiaries or affiliates, either directly or indirectly, or compete in any other way with the business opportunities of any of these entities, for any period that he is receiving any compensation from the Company under this Agreement and not less than one (1) years from the date of any termination of this Agreement as provided in Section 7 of this Agreement, without the express written permission of the Company. Employee hereby further acknowledges, agrees and stipulates, that he has received fair and adequate consideration, in the form of stock options and or cash, in exchange for this Agreement. The Parties agree that in the event that Employee is terminated from employment by the Company, this provision shall not be construed so as to prevent Employee from accepting employment in any position that does not involve soliciting the existing clients of the Company.

9. PROPRIETARY INFORMATION. Employee shall treat as information proprietary to the Company any and all data and/or information discovered and/or disclosed and shall not, directly or indirectly, use any such information and/or data for his own benefit or disclose or fail to use its best efforts to prevent the disclosure of the same to any other person or entity for any purpose or reason whatsoever, during the term of this Agreement or at any time thereafter.

10. PROPRIETARY INFORMATION DEFINED. Proprietary information includes but is not limited to unique concepts, products, services, company/corporate strategy and business development, including plans relating to this acquisition, expansion, marketing, financials, client lists and other business information, operating information, policies, practices and processes, database and networking systems, information relating to employees, customers, prospective customers and suppliers, whether such information is documented, contained electronically and/or contained on any other medium.

11. REPRODUCTION OF PROPRIETARY INFORMATION. Employee stipulates that he will not, at any time, make any reproduction, copy, abstract, summary and/or precis of the whole or of any part of any Proprietary Information without the prior express written consent of the Company, in which case said reproduction, copy, abstract, summary and/or precis shall remain the property of the Company.

12. CONFIDENTIALITY. Employee stipulates that he shall keep any and all Proprietary Information obtained, during the term of this Agreement or any time thereafter, in the strictest of confidence and secrecy.

13. NON-DISCLOSURE. Employee stipulates that he shall not, during the term of this Agreement or any time thereafter, in any way or by any means, disclose, disseminate and /or distribute any Proprietary Information to any third party without the prior express written consent of the Company.

14. NON-CIRCUMVENTION. Employee stipulates that he shall not, during the term of this Agreement or any time thereafter, in any way or by any means implement and /or use any Proprietary Information, circumvent, usurp an opportunity, take advantage of and/or benefit from, through the exclusion of the Company, any Proprietary Information obtained.

15. INJUNCTIVE RELIEF. The Employee recognizes and agrees that, a breach of this Agreement will cause irreparable harm to the Company and no amount of monetary damages can adequately compensate the Company for the injury that would be caused by said breach. Accordingly, Employee hereby stipulates that should the Company have a good faith reason to believe that Employee is breaching or taking steps to breach any material provision of this Agreement then the Company shall be entitled to immediate issuance of an ex-parte temporary restraining order, by a Court, enjoining the Employee from engaging in the opposed activities.

16. WAIVER. A Party's failure to insist on compliance or enforcement of any provision of this Agreement shall not effect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Agreement by that Party or any other party.

17. LAW, JURISDICTION AND VENUE. This Agreement shall in all respects be exclusively subject to, and governed by, the laws of the state of Arizona. Exclusive venue and jurisdiction for any and all disputes shall lie in Maricopa County, Arizona. The Parties hereto stipulate that any dispute arising out of this Agreement shall be submitted to binding arbitration in Arizona pursuant to the arbitration rules and regulations of the American Arbitration Association.

18. VALIDITY. The invalidity or unenforceability of any provision in this Agreement shall not in any way effect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in this Agreement.

19. NOTICE. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, overnight courier, certified or registered mail, postage prepaid and return receipt requested, telex or facsimile transmission.

If to the Company                       If to Employee
4250 East Camelback, K-124              16410 South 37th Way,
Phoenix, AZ 85018                       Phoenix, AZ 85048
Fax:  602-522-8714                      Fax:(480) 706-4015

All such notices shall be deemed to have been duly given:

when delivered, by hand if personally delivered; and the next day, after being sent by overnight courier; and when received, if by mail; and when received (as electronically acknowledged), if by facsimile transmission.

20. AMENDMENTS. This Agreement may be amended, at any time, only by the written mutual consent of the Parties hereto, with any such Amendment to be invalid unless it is both written and signed by both Parties.

21. LEGAL FEES AND COSTS. The Parties hereby stipulate and agree that in the event that a dispute arises between the Parties, relating to this Agreement, and one or both of the Parties deem it necessary to hire an attorney to protect its rights and/or resolve said dispute, then the prevailing Party, in any action, shall be entitled to recover and collect, from the non-prevailing Party, all reasonable attorney's fees and costs incurred.

22. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between the Parties and no representations, promises, agreements and/or understandings, written or oral, relating to this Agreement by either Party not contained herein shall be of any force or effect.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement this ____ day of ________, 2000.


FUTUREONE, INC.                         Employee


/s/ Earl J. Cook                        /s/ John Stephen Kelly
-------------------------------         -------------------------------
By: Earl J. Cook                        John Stephen Kelly
Its: President/CEO